UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20-4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Douglas Blvd., Suite 360

Roseville, California 95661

(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On April 25, 2013, Solar Power, Inc. (the “Company”) entered into an office lease agreement with BEP Roseville Investors LLC, doing business as Ellis Partners LLC, for approximately 2,797 rentable square feet of office space in Roseville, California (the “Lease”). The Company plans to use the office space for its corporate headquarters.

     The Lease will commence on May 1, 2013 for a term of fifteen (15) months. No rent will be due during the first three (3) months of the Lease so long as the Company performs all of its obligations under the Lease. Following the first three (3) months, the monthly rent shall be $5,034.60.

     The foregoing summary of the terms and conditions of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, attached as Exhibit 10.1 hereto, and which is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.1	Office Building Lease with BEP Roseville Investors LLC, doing business as Ellis Partners LLC, executed April 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC., a California Corporation

Dated: May 1, 2013	/s/ James R. Pekarsky
James R. Pekarsky, Chief Financial Officer